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                                                                    EXHIBIT 10.9


                  PACIFIC LIFE AND ACCIDENT INSURANCE COMPANY

                  SECOND AMENDMENT TO SURPLUS DEBENTURE NO. 6


This Second Amendment applies to the Pacific Life and Accident Insurance Company, a Texas corporation, Surplus Debenture No. 6 issued and held by PennCorp Financial Group, Inc., a Delaware corporation, dated July 26 1996 in the original principal amount of $55,000,000, as amended January 1, 1997 (the "Debenture").

1. The second paragraph of the Debenture is hereby amended in its entirety to read as follows:

      "Interest on this Surplus Debenture will be payable each quarter on the day in which PLAIC's financial statements are finalized for the prior quarter (each, an "interest Payment Date") and continuing until the entire principal amount of this Surplus Debenture is paid in full. Both principal and interest on this Surplus Debenture will be due and payable in the following manner at the offices of PennCorp:"

2. This Amendment is a revision only, and not a novation. Except as otherwise provided, all of the terms and conditions of the Debenture shall remain in full force and effect.

3. This Amendment shall not become effective until approved by the Texas Department of Insurance.


Effective May 14, 1997                        PACIFIC LIFE AND ACCIDENT
                                              INSURANCE COMPANY

                                              By:   /s/ Ross A. Marrazzo
                                                    ---------------------------
                                                      Ross A. Marrazzo
                                                      Vice President-Regulatory
                                                       and Corporate Compliance


Accepted:
PENNCORP FINANCIAL GROUP, INC.


By: /s/  Charles H. Lubochinski
    ---------------------------
       Charles H. Lubochinski
       Senior Vice President